Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Robin Gervasoni
Phone: (610) 430-7258
Fax: (610) 719-7099
Email: robin_gervasoni@vwr.com

VWR Funding, Inc. to Hold First Quarter 2008 Financial Results
Conference Call

WEST CHESTER, PA, May 7, 2008 – VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply company, will hold a conference call on Monday, May 19th to discuss its first quarter financial results.

Who:	John M. Ballbach, Chairman, President and CEO Jack L. Wyszomierski, Executive Vice-President & Chief Financial Officer

When:	Monday, May 19, 2008 9:00 a.m. Eastern Time (ET)

How:	Interested parties may participate by dialing (877) 719-9801 (U.S. and Canada) or 719-325-4785 (outside U.S. and Canada). A replay of the call will be available from 12:00 p.m. ET on May 19, 2008 through midnight May 26, 2008 by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (outside U.S. and Canada), pass code for both replay numbers: 4181472.
Information:

VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 will be filed on or before May 13, 2008 with the Securities and Exchange Commission.

About VWR International, LLC

VWR International is a leading global laboratory supply company with worldwide sales of $3.5 billion US dollars. VWR International’s business is highly diversified across products and services, geographic regions and customer segments. The company offers products from a wide range of manufacturers to a large number of customers primarily in North America, Europe and Asia. VWR International’s principal customers are major pharmaceutical, biotechnology, industrial and government organizations as well as universities and schools. VWR International distributes a diversified product mix, including chemicals, glassware and plasticware, equipment and instruments, furniture, protective apparel, production and safety products, and other life science and laboratory products and supplies. VWR International supports its customers by providing storeroom management, product procurement, supply chain systems integration, technical services, and laboratory bench top delivery. VWR International maintains operations in over 20 countries and employs over 6,500 people worldwide. VWR International is headquartered in West Chester, Pennsylvania.

For more information on VWR International, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

VWR and design are registered trademarks of VWR International, LLC

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